UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2004

NEW CENTURY TRS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

New Century TRS Holdings, Inc. (“New Century TRS”) is a wholly-owned subsidiary of New Century Financial Corporation (“New Century Financial”).

On November 3, 2004, New Century TRS and New Century Financial entered into a purchase agreement (the “Purchase Agreement”) pursuant to which New Century TRS agreed to purchase, for cash, that number of shares (the “Shares”) of New Century Financial common stock as is necessary for New Century TRS to satisfy its share delivery obligations under the Offer (as defined in Item 8.01). The Purchase Agreement also provides that New Century TRS will purchase, for cash, that number of Shares as is necessary for New Century TRS to satisfy its obligations under the indenture governing the Notes (as defined in Item 8.01) to issue Shares upon conversion of the Notes. All such sales and purchases will be effected in an arm’s-length manner for the then-fair market value of such Shares.

The Purchase Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure made in response to Item 1.01 is incorporated herein by reference. New Century Financial will issue the Shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities and Exchange Act of 1933, as amended.

Item 8.01. Other Events.

On November 4, 2004, New Century Financial issued a press release announcing that New Century TRS intends to make an offer (the “Offer”) to have converted all of its 3.50% Convertible Senior Notes due 2008 (the “Notes”).

The full text of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement by and between New Century Financial and New Century TRS, dated November 3, 2004

99.1	Press Release dated November 4, 2004, issued by New Century Financial announcing the planned Offer

# # # #

Safe Harbor Regarding Forward Looking Statements

Certain statements contained in this filing may be deemed to be forward-looking statements under federal securities laws and New Century TRS and New Century Financial (collectively, unless otherwise indicated, “New Century”) intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. New Century cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) the ability of New Century TRS to commence or complete the Offer, (ii) the condition of the U.S. economy and financial system, (iii) the interest rate environment, (iv) the stability of residential property values, (v) the potential effect of new state or federal laws or regulations, (vi) the effect of increasing competition in New Century’s sector, (vii) New Century’s ability to maintain adequate financing facilities, (viii) the outcome of litigation or regulatory actions pending against New Century, and (ix) the risks identified in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, filed by New Century TRS, and the other periodic filings of New Century Financial with the Securities and Exchange Commission. New Century assumes no obligation to update the forward-looking statements contained in this filing.

Legal Information

New Century Financial and New Century TRS have filed a joint registration statement on Form S-4 with the Securities and Exchange Commission in connection with the Offer. In addition to the joint registration statement, New Century Financial and New Century TRS intend to file other documents relating to the offer, including a tender offer statement and related offer materials. Investors are urged to read the joint registration statement, as well as the tender offer statement and other related offer materials when they are filed with the Securities and Exchange Commission, because these documents will contain important information. You will be able to obtain these documents free of charge at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, you may obtain documents filed by New Century Financial and New Century TRS with the Securities and Exchange Commission free of charge by requesting them in writing from New Century Financial Corporation, 18400 Von Karman Avenue, Suite 1000, Irvine, California, 92612, Attention: Carrie Marrelli, or by telephone at (949) 224-5745.

This filing does not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, nor shall there be any exchange or sale of the securities in respect of the Offer in any state in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY TRS HOLDINGS, INC.

November 4, 2004	By:	/s/ ROBERT K. COLE
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement by and between New Century Financial and New Century TRS, dated November 3, 2004

99.1	Press Release dated November 4, 2004, issued by New Century Financial announcing the planned Offer